Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 20, 2014, relating to the financial statements and financial highlights which appear in the September 30, 2014 Annual Report to Shareholders of AQR Global Equity Fund, AQR International Equity Fund, AQR Large Cap Momentum Style Fund (formerly AQR Momentum Fund), AQR Small Cap Momentum Style Fund (formerly AQR Small Cap Momentum Fund), AQR International Momentum Style Fund (formerly AQR International Momentum Fund), AQR Emerging Momentum Style Fund (formerly AQR Emerging Momentum Fund), AQR TM Large Cap Momentum Style Fund (formerly AQR Tax-Managed Momentum Fund), AQR TM Small Cap Momentum Style Fund (formerly AQR Tax-Managed Small Cap Momentum Fund), AQR TM International Momentum Style Fund (formerly AQR Tax-Managed International Momentum Fund), AQR Large Cap Defensive Style Fund (formerly AQR U.S. Defensive Equity Fund), AQR International Defensive Style Fund (formerly AQR International Defensive Equity Fund), AQR Emerging Defensive Style Fund (formerly AQR Emerging Defensive Equity Fund), AQR Large Cap Multi-Style Fund (formerly AQR Core Equity Fund), AQR Small Cap Multi-Style Fund (formerly AQR Small Cap Core Equity Fund), AQR International Multi-Style Fund (formerly AQR International Core Equity Fund), AQR Emerging Multi-Style Fund (formerly AQR Emerging Core Equity Fund), which are also incorporated by reference into this Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Counsel and Independent Registered Public Accounting Firm” in such Registration Statement.

/S/ PricewaterhouseCoopers LLP
New York, New York
January 26, 2015